EXHIBIT 8.2

LOCK-UP AND LEAK-OUT AGREEMENT

This Lock-Up and Leak-Out Agreement and Mutual Release (“Agreement”) is made and entered into this 31st day of May, 2019 (the “Effective Date”), by and between Jacksam Corporation, a Nevada corporation (the “Company”) and Daniel L. Davis, also known as Danny L. Davis (“Davis”) (the Company and Davis are, at times, individually referred to herein as a “Party” and collectively referred to herein as the “Parties”).

R E C I T A L S

A. Davis is the owner of 25,795,357 shares of the common stock (“Common Stock”) of the Company.

B. Concurrent with the execution of this Agreement, the Company and Davis are entering into a Settlement Agreement and Mutual Release (“Settlement Agreement”), Consulting Services Agreement (“Consulting Agreement”) and Standstill Agreement (“Standstill Agreement’), all of even date herewith (collectively, the “Related Agreements”).

C. In consideration of, and in reliance upon, the representations, warranties, covenants and agreements of the Company and its affiliates set forth in the Related Agreements, Davis is willing to enter into this Agreement and provide to the Company the representations, warranties, covenants and agreements set forth below.

A G R E E M E N T

In return for the consideration received under the Related Agreements, Davis hereby agrees as follows:

1. Lock‑Up. Davis agrees that from the Effective date and until the earlier of (i) the 180th day following the closing of the first firm‑commitment underwritten public offering of the Company’s securities following the Effective Date, (ii) the initial public announcement of a proposed Extraordinary Transaction (as defined in the Standstill Agreement) or (iii) the third anniversary of the Effective Date (the “Lock-Up Period”), Davis shall not, without the prior written consent of the Company, directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by Davis on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. Davis agrees that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

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2. Leak‑Out. The foregoing shall not apply to (a) Common Stock to be transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof), or (b) the sale of Common Stock pursuant to Rule 144 under the Securities Act of 1933, as amended (“Securities Act”); provided that any such sales do not exceed one-third of the volume limitation applicable to such sale set forth in Rule 144.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

Davis hereby represents and warrants that he has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of Davis shall be binding upon his successors, assigns, heirs or personal representatives.

3. Transfer Agent Instructions. As consideration for Davis’ agreements herein, the Company agrees that if Davis or his assignee effects a sale, assignment or transfer of the Common Stock in compliance with this Agreement, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”) in such name and in such denominations as specified by Davis or his assignee to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Common Stock sold, assigned or transferred pursuant to Rule 144, the transfer agent shall issue such shares to such buyer, assignee or transferee (as the case may be) without any restrictive legend. The Company shall cause its counsel to timely review and approve, at the Company’s expense, any legal opinion required by Davis or his counsel in connection with any such sale. Davis shall bear the cost of his counsel and any opinion prepared by Davis’ counsel.

4. Termination. This Agreement and Davis‘s obligations hereunder shall terminate immediately, and with no further action required upon the part of Davis, upon either (i) a valid and good faith termination of any of the Related Agreements, in accordance with its terms, by Davis based on a breach thereof by the Company or its affiliates or (ii) the Company’s termination or attempted termination of any of the Related Agreements other than by way of a valid and good faith termination of any Related Agreement, in accordance with its terms, based on a breach thereof by Davis.

5. General Provisions.

(a) Further Assurances. Each of the Parties hereto hereby agrees to perform any and all acts and to execute and deliver any and all documents reasonably necessary or convenient to carry out the intent and the provisions of this Agreement.

(b) Entire Agreement. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof. All negotiations, proposals, modifications and agreements prior to the date hereof between the Parties are merged into this Agreement and superseded hereby. There are no other terms, conditions, promises, understandings, statements, or representations, express or implied, concerning this Agreement unless set forth in writing and signed by all of the Parties.

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(c) No Waiver. No action or want of action on the part of any Party at any time to execute any rights or remedies conferred upon it under this Agreement shall be, or shall be asserted to be, a waiver on the part of any Party of its rights or remedies hereunder.

(d) Amendments. This Agreement may only be modified by an instrument in writing executed by all of the Parties.

(e) Law of Nevada; Venue. This Agreement shall be construed in accordance with the law of the State of Nevada, and the Parties agree that the state or federal courts in Clark County, Nevada, shall be the venue of any action which may be filed with respect to this Agreement.

(f) Attorneys' Fees. Should any action (at law or in equity, including but not limited to an action for declaratory relief) or proceeding be brought arising out of, relating to or seeking the interpretation or enforcement of the terms of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with the terms of this Agreement, the prevailing party, as decided by the Court, shall be entitled to reasonable attorneys' fees and costs incurred in connection with such action in addition to any other relief or damages which may be awarded. This entitlement to fees shall include fees incurred in connection with any appeal.

(g) No Third-Party Beneficiary. This Agreement is for the benefit of the Parties to this Agreement and confers no rights, benefits or causes of action in favor of any other third parties or entities.

(h) Severance. Should any term, part, portion or provision of this Agreement be decided or declared by the Courts to be, or otherwise found to be, illegal or in conflict with any law of the State of Nevada or the United States, or otherwise be rendered unenforceable or ineffectual, the validity of the remaining parts, terms, portions and provision shall be deemed severable and shall not be affected thereby, providing such remaining parts, terms, portions or provisions can be construed in substance to constitute the agreement that the Parties intended to enter into in the first instance.

(i) Pronouns, Headings. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, and to the singular or plural, as the identity of the person may require. Paragraph titles or captions are used in this Agreement for convenience or reference, and in no way define, limit, extend or describe the scope or intent of this Agreement or any of its provisions.

(j) Successors and Assigns. This Agreement shall be binding and inure to the benefit of the Parties, their respective predecessors, parents, subsidiaries and affiliated corporations, all officers, directors, shareholders, agents, employees, attorneys, assigns, successors, heirs, executors, administrators, and legal representatives of whatsoever kind or character in privity therewith. The rights and obligations under this agreement may not be assigned by either Party.

(k) Counterparts. This Agreement may be executed in counterparts, one or more of which may be facsimiles, but all of which shall constitute one and the same Agreement. Facsimile signatures of this Agreement shall be accepted by the parties to this Agreement as valid and binding in lieu of original signatures.

(l) Time for Performance. The Parties understand that time is of the essence.

(signature page follows)

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement on the date and year set forth on the first page of this Agreement.

JACKSAM CORPORATION
a Nevada Corporation

__________________________________	________________________________
DANIEL L. DAVIS	By: Mark Adams
Its: President

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